EXHIBIT 3.27
CERTIFICATE OF INCORPORATION
OF
CARTER HOLT HARVEY HOLDINGS USA INC.
* * * * *
     1. The name of the corporation is CARTER HOLT HARVEY HOLDINGS USA INC.
     2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
     3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
     4. The total number of shares of stock which the corporation shall have authority to issue is five hundred thousand (500,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to Five Hundred Thousand Dollars ($500,000.00).
     At all elections of directors of the corporation, each stockholder shall be entitled to as many votes as shall equal the number of votes which (except for such provision as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected by him, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he may see fit.
     The holders of common stock shall, upon the issue or sale of shares of stock of any class (whether now or hereafter authorized) or any securities convertible into such stock, have the right, during such period of time and on such conditions as the board of directors shall prescribe, to subscribe to and purchase such shares or securities in proportion to their respective holdings of common stock, at such price or prices as the board of directors may from time to time fix and as may be permitted by law.
     5A. The name and mailing address of each incorporator is as follows:

NAME	MAILING ADDRESS
V. A. Brookens	Corporation Trust Center 1209 Orange Street Wilmington, Delaware 19801

J. L. Austin	Corporation Trust Center 1209 Orange Street Wilmington, Delaware 19801

M. C. Kinnamon	Corporation Trust Center 1209 Orange Street Wilmington, Delaware 19801
5B. The name and mailing address of each person, who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

NAME	MAILING ADDRESS
Michael W. Ecker	1500 Quail Street, Suite 470 Newport Beach, CA 92660

L. R. Kerry Switzer	c/o CHH BGP Ltd. 640 Great South Road, Manukau, Private Bag, Auckland, New Zealand

Peter David Hunter	c/o CHH Ltd. 640 Great South Road, Manukau, Private Bag, Auckland, New Zealand

Peter V. I. Stichbury	c/o CHH Roofing International 90-104 Felton Matthew Ava., Glen Innes, P.O. Box 2183 Auckland, New Zealand
     6. The corporation is to have perpetual existence.
     7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.
     8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.
     Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of

Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.
     9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.
     WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 1st day of March, 1990.

/s/ V. A. Brookens V. A. Brookens

/s/ J. L. Austin J. L. Austin

/s/ M. C. Kinnamon M. C. Kinnamon

CERTIFICATE OF RESIGNATION OF REGISTERED AGENT
The undersigned hereby certifies that after due notice given pursuant to Section 136 of the General Corporation Law of Delaware, THE CORPORATION TRUST COMPANY hereby resigns as Registered Agent.
Dated: August 20, 1992

THE CORPORATION TRUST COMPANY

By	/s/ KENNETH J. UVA KENNETH J. UVA
Vice President
ATTEST

BY	/s/ DONALD GRELLA DONALD GRELLA
Assistant Secretary

AFFIDAVIT
OF
NOTICE OF RESIGNATION OF REGISTERED AGENT

State of New York	)
	)	ss
County of New York	)
I HEREBY CERTIFY that the subscriber, KENNETH J. UVA, appeared before me, a notary public in and for the state and county aforesaid and, after being duly sworn, stated that due notice of the resignation of THE CORPORATION TRUST COMPANY as the registered agent was sent, by certified mail to the last known address of the attorney for the corporation or the last known address of the corporation, as shown on our records, more than 30 days prior to the date of the filing of the Certificate of Resignation of Registered Agent.

/s/ Kenneth J. Uva Vice President Kenneth J. Uva Vice President
The Corporation Trust Company

Sworn to and subscribed before me
this 20th day of August 1992.	/s/ THERESA ALFIERI
THERESA ALFIERI
Notary Public, State of New York
No. 4703698
Qualified in Kings County
Certificate filed in New York County
My Commission Expires December 31, 1993

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 01:30 PM 02/02/1993
930335325 – 2223557
CERTIFICATE FOR RENEWAL AND REVIVAL
OF
CERTIFICATE OF INCORPORATION
     CARTER HOLT HARVEY HOLDINGS USA INC., a corporation organized under the laws of Delaware, the Certificate of Incorporation of which was filed in the office of the Secretary of State on the 1st day of march, 1990, and thereafter forfeited pursuant to section 136(c) of the General corporation Law of Delaware, now desiring to procure a revival of its Certificate of Incorporation, hereby certifies as follows:
     1. The name of this corporation is CARTER HOLT HARVEY HOLDINGS USA INC.
     2. Its registered office in the state of Delaware is located at Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of New Castle and the name of its registered agent at such address is The Corporation Trust Company.
     3. The data when revival of the Certificate of Incorporation of this corporation is to commence is the 7th day of December, A.D. 1992, same being prior to the date of the forfeiture of the certificate of Incorporation. Revival of the Certificate of Incorporation is to be perpetual.
     4. This corporation was duly organized under the laws of the state Delaware and carried on the business authorized by its certificate of Incorporation until the 8th day of December, A.D. 1992, at which time its Certificate of Incorporation became forfeited pursuant of section 136(c) of the General Corporation Law of Delaware and this Certificate for Renewal and Revival is filed by authority of the duly elected directors of the corporation in accordance with the laws of Delaware.
IN WITNESS WHEREOF, said CARTER HOLT HARVEY HOLDINGS USA INC. in compliance with Section 312 of the General Corporation Law of Delaware has caused this certificate to be signed by P. V. I. Stichbury, its last and acting President and attested by D. R. Davis, its last and acting Secretary this 1st day of February, 1993.

CARTER HOLT HARVEY HOLDINGS USA INC.

By	/s/ P. V. I. Stichbury P. V. I. Stichbury
Last and Acting President
ATTEST:

By	/s/ D. R. Davis D. R. Davis
Last and Acting
Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 07:16 PM 01/31/2007
FILED 07:10 PM 01/31/2007
SRV 070111318 – 2223557 FILE
CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF INCORPORATION
OF
CARTER HOLT HARVEY HOLDINGS USA INC.
Pursuant to Section 242 of the General
Corporation Law of the State of Delaware
     CARTER HOLT HARVEY HOLDINGS USA INC., a corporation organized under the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies as follows:
     FIRST: That the Board of Directors of the Corporation, pursuant to a unanimous written consent in lieu of a meeting of directors, duly adopted a resolution setting forth the following proposed amendment to the Certificate of Incorporation of the Corporation and declaring such amendment to be advisable:
     Article 1 of the Certificate of Incorporation is hereby amended by deleting such Article 1 in its entirety and inserting in lieu thereof with the following:
     “1. The name of the Corporation is Evergreen Packaging International (US) Inc.”
     SECOND: That in lieu of a meeting and vote of the stockholders of the Corporation, the sole stockholder has, by written consent, dated January 31, 2007, approved the adoption of the foregoing amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware, and that such consent has been filed with the minutes of the proceedings of the stockholders of the Corporation.
     THIRD: That this Amendment to the Certificate of Incorporation was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.
     FOURTH: This Amendment to the Certificate of Incorporation shall become effective immediately at 7:00 pm on January 31, 2007.

     IN WITNESS WHEREOF, the undersigned, being a duly authorized officer of the Corporation, for the purpose of amending the Certificate of Incorporation of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware, does make and file this Certificate, hereby declaring and certifying that the facts herein stated are true, and accordingly has hereunto set his hand, this 31st day of January 2007.

/s/ Helen Dorothy Golding Name: Helen Dorothy Golding
Title: Assistant Secretary

State of Delaware
Secretary of State
Division of Corporations
Delivered 08:00 AM 04/08/2008
FILED 08:00 AM 04/08/2008
SRV 080405700 – 2223557 FILE
CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
EVERGREEN PACKAGING INTERNATIONAL (US) INC.
Pursuant to Section 242 of the General
Corporation Law of the State of Delaware
     Evergreen Packaging International (US) Inc., a Delaware corporation (hereinafter called the “Corporation”), does hereby certify as follows:
     FIRST: That the Sole Stockholder and Board of Directors of the Corporation, pursuant to written consent have duly adopted resolutions approving the following amendment to the Certificate of Incorporation of the Corporation.
     SECOND: Article 4 of the Corporation’s Certificate of Incorporation is hereby amended to read in its entirety as set forth below:
     4. Number of Shares. The total number of shares of stock that the Corporation shall have authority to issue is one thousand (1,000) shares of Common Stock of the par value of one cent ($0.01) each.
     THIRD: The foregoing amendment was duly adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.
     IN WITNESS WHEREOF, Malcolm Bundey, the Chief Operating Officer of the Corporation has caused this Certificate to be executed in its corporate name as of the 28 day of March, 2008.

EVERGREEN PACKAGING INTERNATIONAL (US) INC.
By:	/s/ Malcolm Bundey
Malcolm Bundey, Chief Operating Officer